EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198111 and No. 333-251283) of Tuniu Corporation of our report dated April 29, 2021 relating to the consolidated financial statements, financial statement schedule I, and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 29, 2021